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                                                                      EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                             WESTPOINT STEVENS INC.

                                                                              % of Securities
                                                                                 Owned by
Name                                                Incorporated               Immed. Parent
----                                           ----------------------         ---------------
WestPoint Stevens Inc. I                       Delaware                             100%
J.P. Stevens & Co., Inc.                       Delaware                             100%
WestPoint Stevens (Canada) Ltd.                Canada                               100%
J.P. Stevens Enterprises, Inc.                 Delaware                             100%
Alamac Holdings Inc.                           Delaware                             100%
Liebhardt Inc.                                 Delaware                             100%
WestPoint Stevens (Asia) Inc.                  British Virgin Islands               100%
WestPoint Stevens Stores Inc.                  Georgia                              100%
WestPoint Stevens (UK) Limited                 England                              100%
WestPoint Stevens (Europe) Limited             England                              100%
Lexward Properties Limited                     England                              100%
DPC Associates Limited                         England & Wales                      100%
Artway Designs Limited                         England                              100%
WPS Receivables Corporation                    Delaware                             100%
WPSI Inc.                                      Delaware                             100%